UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2012

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant’s telephone number, including area code: (713) 499-6200

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants

U.S. Concrete, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm on March 19, 2012.   The Audit Committee of the Board of Directors of the Company ("Audit Committee") recommended and the Board of Directors of the Company approved the Company’s decision to dismiss PwC.

The reports of PwC relating to the Company’s consolidated financial statements for the years ended December 31, 2010 and 2011 did not contain an adverse opinion or a disclaimer of opinion or were not qualified as to uncertainty, audit scope, or accounting principles.   The reports of PwC relating to the Company’s consolidated financial statements for the years ended December 31, 2010 and 2011 were not modified as to uncertainty, audit scope, or accounting principles except that:

PwC's reports for the years ended December 31, 2010 and 2011 included an explanatory paragraph regarding the Company's petition for reorganization under Chapter 11 of the Bankruptcy Code and its subsequent emergence from bankruptcy on August 31, 2010, the date on which the Company adopted fresh start accounting.

During the years ended December 31, 2010 and 2011, and through March 19, 2012, there was no disagreement with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to PwC’s satisfaction, would have caused them to make reference thereto in their reports on the financial statements for such years.  In addition, during the years ended December 31, 2010 and 2011, and through March 19, 2012, there was no disagreement with PwC that otherwise would be required to be disclosed in response to Item 304(a)(1)(iv) of Regulation S-K.

During the years ended December 31, 2010 and 2011, and through March 19, 2012, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K except for the following matter:

As disclosed in Item 9A of the Company's Annual Reports on Form 10-K for the years ending December 31, 2010 and 2009, and the quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 of 2011, management of the Company concluded that we did not maintain effective controls over the review and approval over the analysis and application of accounting principles associated with significant, unusual and infrequently occurring transactions in accordance with U.S. generally accepted accounting principles. Accordingly, management concluded that this control deficiency constitutes a material weakness as of December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011.

The Company provided PwC with a copy of the disclosures it is making in response to Item 304 of Regulation S-K as required by paragraph (a)(3) of such Item.  The Company requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the above statements. A copy of PwC’s letter, dated March 21, 2012, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Company engaged Grant Thornton LLP ("GT") as its new independent registered public accounting firm as of March 19, 2012.

During the years ended December 31, 2010 and 2011 and through March 19, 2012 (the date that GT was appointed), the Company did not consult GT with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1 Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: March 21, 2012	By: /s/ James C. Lewis
Name: James C. Lewis
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Index                                           Description

16.1	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant